CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the use in this Registration Statement on Form S-1 of our  report included herein for the period ended December 31, 2006 dated  March 12, 2007, except for Note-G as to which the date is January 14, 2008, relating to the financial statements of Estore of NY,Inc., and to the reference to our firm under the caption “ Experts” in this Registration Statement.

/s/ Drakeford & Drakeford, LLC

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Drakeford & Drakeford,LLC

Certified Public Accountants

New York, New York

January 23, 2008